WinSonic
[On the Front End of Technology]
Digital Media Group, Ltd.

SECURITY ASSIGNMENT

U.S. $6,197.57

Atlanta, Georgia
August 28, 2008

For Value received, this security assignment ("Agreement") is entered into on this 28 day of August 2008 by and between **WinSonic Digital Media Group, Ltd.** ("WinSonic" or "Obligor") with his office located at 101 Marietta Street, NW, Suite 2600, Atlanta, Georgia 30303 and David Gochman residing at 15 Wagon Wheel Road Mamaroneck, NY 10543 (" David Gochman " or "Obligee" or "Investor"):

1. Funds Received: For the sum of Six Thousand One Hundred Ninety-Seven and 57/100 Dollars ($6,197.57) (the "Investment Amount"), WinSonic does hereby promise to issue Investor 30,988 shares of common stock in Winsonic Digital Media Group, Ltd. ("WDMG") at $.20/share. Obligee acknowledges and accepts that said shares are restricted shares pursuant to Regulation 144 of the Securities Act of 1933, as amended.

2. Security Assignment: In addition to the above issuance of shares, Obligor hereby grants to Obligee additional 30,988 shares of common stock in Winsonic Digital Media Group, Ltd. ("WDMG"). Obligee acknowledges and accepts that said shares are restricted shares pursuant to Regulation 144 of the Securities Act of 1933, as amended.

3. Warranty of Obligor: Obligor warrants and represents that he has full power and authority to enter into this agreement and that this agreement is not in violation of any other agreement nor of any covenant or restriction contained in any agreement to which Obligor is bound. Obligor further warrants that he has obtained all requisite corporate authority and approval, and has complied with the necessary corporate formalities in entering into this Agreement.

4. Further Documents: Obligor agrees to execute such other and further documents as shall be reasonable necessary or required by Obligee to carry out the provisions of this agreement.

5. Miscellaneous: This agreement shall be governed by Georgia Law and any action to enforce the provisions hereof shall be resolved by binding and expedited Arbitration in accordance with the rules and procedures of the American Arbitration Association (AAA) in Fulton County, Georgia, with a limited right of discovery consisting of not more that two depositions and one set each of written requests for admissions, production of documents, form interrogatories and special interrogatories in compliance with the Code of Civil Procedure. In the event any provision hereof is declared to be invalid or unenforceable, the parties agree in good faith to replace said provision with a valid and enforceable provision that as nearly as possible reflects the agreement and intent of the parties hereunder. This Agreement may not be modified except by a written instrument executed by both parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives and assigns.

I acknowledge that such shares of Common Stock have not been registered under the Securities Act of 1933, as amended or under any applicable state securities laws and such shares of Common Stock MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY, IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

Certificate Name(s): ______________________________
(Please type or print in block letters)

Tax ID/SS #: ______________________________

Address (if different): ______________________________

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These signatures of the parties below confirm the foregoing as their entire understanding and agreement, superseding all prior representations, understandings and agreements, written or oral, between the parties.

Executed this 28 day of August 2008.

WinSonic Digital Media Group, Ltd. (Obligor)

By: ______________________________
Winston D. Johnson, CEO and Chairman

David Gochman (Obligee)

By: ______________________________
David Gochman

WINSONIC [On the Front End of Technology]

WINSONIC DIGITAL MEDIA GROUP, LTD.

WRITTEN CONSENT OF THE BOARD OF DIRECTORS

The undersigned, being all of the directors of WinSonic Digital Media Group, Ltd., a Nevada corporation (the "Company"), by execution hereof do hereby: (i) consent to and adopt the following resolutions as of the date hereof pursuant to Section 315 of Chapter 78 of the Nevada Revised Statutes, which resolutions shall have the same force and effect as if adopted by affirmative vote at a meeting of the Board of Directors (the "Board") duly called and held; (ii) waive all requirements of notice; and (iii) direct that this Written Consent be filed with the minutes of the proceedings of the Company.

STOCK ISSUANCE – DAVID GOCHMAN

WHEREAS, on August 28, 2008, to meet certain critical financial needs of the Company, the Board decided to raise equity funding on a limited basis to various investors at $0.20 per share and in addition to grant bonus shares up to 100% of the shares issued of the Winsonic Digital Media Group, Ltd. restricted common stock

WHEREAS, the proceeds of this equity funding will enable the Company to reduce amounts owed for operational expenses, aging accounts payable, rents, payroll and payroll taxes.

WHEREAS, on August 28, 2008, WinSonic Digital Media Group, Ltd, ("Company") executed a security assignment with David Gochman, wherein the Company promised to issue as an incentive for the equity funding granted shares of restricted common stock of the Company.

Name	$ Amount	Total Shares to be issued
David Gochman	$6,197.57	61,976

WHEREAS, after careful review and consideration, the Board has determined that it is advisable and in the best interests of the Company to issue the shares granted to these individual(s).

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the distribution of 61,976 shares of its Common Stock to the individual(s) listed above.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of Directors, in counterparts or otherwise, as of this August 28, 2008.

Winston D. Johnson

Eric Leufroy